Exhibit 107
Calculation of Filing Fee Tables
Form S-4
(Form Type)
New Pluto Global, Inc.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered Securities and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Class B Common Stock	Other	957,265,416 (1)	N/A	$7,635,686,734.27 (2)	0.0001531	$1,169,023.64

Fees Previously Paid	—	—	—	—	—	—		—

Carry Forward Securities

Carry Forward Securities	—	—	—	—		—			—	—	—	—

	Total Offering Amounts					$7,635,686,734.27		$1,169,023.64

	Total Fees Previously Paid							—

	Total Fee Offsets							—

	Net Fee Due							$1,169,023.64

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(1)
Represents the maximum number of shares of New Paramount Class B common stock that may be issued upon completion of the transactions described in the information statement/prospectus, comprising of (a) 626,488,409 shares of New Paramount Class B common stock, which is the estimated maximum number of shares of New Paramount Class B common stock that may be issuable to holders of Paramount Class B common stock (other than the Specified Stockholders) pursuant to elections to receive shares of New Paramount Class B common stock that have been properly made and not revoked or deemed revoked pursuant to the terms of the Transaction Agreement, (b) up to 14,110,340 shares of New Paramount Class B common stock, which is the estimated maximum number of shares of New Paramount Class B common stock that may be issuable to holders of Paramount Class A common stock (other than the Specified Stockholders) pursuant to elections to receive shares of New Paramount Class B common stock that have been properly made and not revoked or deemed revoked pursuant to the terms of the Transaction Agreement, and (c) 316,666,667 shares of New Paramount Class B common stock issuable to holders of Skydance Membership Units as determined in accordance with the Transaction Agreement and the Skydance LLC Agreement. For the avoidance of doubt, NAI and its applicable subsidiaries will not receive any shares of Paramount Class B common stock that are registered pursuant to this registration statement. Defined terms used but not defined herein have the meanings ascribed to such terms in the registration statement.

(2)
Estimated solely for purposes of calculating the registration fee required by Section 6(b) of the Securities Act, as amended (the “Securities Act”), the proposed maximum offering price of the New Paramount Class B common stock to be registered was calculated based on (A) pursuant to Rules 457(c) and 457(f)(1) promulgated under the Securities Act and Rule
0-11(a)(4)
promulgated under the Exchange Act, the product of (i) $21.88, the average of the high and low sales prices of the shares of Paramount Class A common stock (as defined in the information statement/prospectus), as reported on Nasdaq on October 30, 2024 (such date being within five business days of the date that this registration statement was first filed with the Securities and Exchange Commission), multiplied by (ii) 9,202,596, the estimated maximum number of shares of Paramount Class A common stock to be canceled in the transaction, plus (B) pursuant to Rules 457(c) and 457(f)(1) promulgated under the Securities Act and Rule
0-11(a)(4)
promulgated under the Exchange Act, the product of (i) $10.53, the average of the high and low sales prices of the shares of Paramount Class B common stock (as defined in the information statement/prospectus), as reported on Nasdaq on October 30, 2024 (such date being within five business days of the date that this registration statement was first filed with the Securities and Exchange Commission), multiplied by (ii) 626,488,409, the estimated maximum number of shares of Paramount Class B common stock to be canceled in the transaction, plus (C) pursuant to Rule 457(f)(2) promulgated under the Securities Act and Rule
0-11(a)(4)
promulgated under the Exchange Act, the total equity of Skydance, as of June 30, 2024, of $837,457 thousand, which, because there is no market for the Skydance Membership Units, represents the book value of all Skydance Membership Units as of June 30, 2024.

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Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rules 457(b) and 0-11(a)(2)

Fee Offset Claims

Fee Offset Sources

Rule 457(p)

Fee Offset Claims

Fee Offset Sources
Table 3: Combined Prospectuses

Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date